UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 22, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On May 22, 2018, the Board of Directors (the "Board") of Pernix Therapeutics Holdings, Inc. (the "Company") appointed Glenn Whaley as the Company's Vice President of Finance, Principal Accounting Officer and Controller, effective immediately.

      He was previously the Vice President of Finance, Interim Principal Accounting Officer and Corporate Controller, effective November 29, 2017. Mr. Whaley joined the Company in March 2015 as the Company's Vice President of Financial Planning and Analysis. Prior to joining the Company, Mr. Whaley was Vice President, Finance for Alvogen, Inc. ("Alvogen"), a global pharmaceutical company, from May 2011 until March 2015. His responsibilities included serving as Vice President, Finance of U.S. Operations from August 2013 to March 2015 and Global Corporate Controller from May 2011 to August 2013. Prior to Alvogen, Mr. Whaley served as Corporate Controller for ImClone Systems Incorporated ("ImClone"), a biopharmaceutical company dedicated to developing biologic medicines in the area of oncology, from January 2007 to May 2011, and Senior Director of Financial Reporting from January 2005 to December 2006. Prior to ImClone, Mr. Whaley served in a variety of financial roles at increasing levels of responsibility in public accounting and the pharmaceutical and telecommunications industries. Mr. Whaley, age 50, is a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Whaley holds a Bachelor of Science degree from Rutgers University Business School.

      There is no arrangement or understanding between Mr. Whaley and any other person pursuant to which Mr. Whaley was appointed as Vice President of Finance, Principal Accounting Officer and Corporate Controller of the Company and Mr. Whaley does not have any familial relationship with any director or executive officer of the Company. In addition, there are no transactions between Mr. Whaley and the Company that are required to be disclosed pursuant to item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.07     Submission of Matters to a Vote of Security Holders.

      On May 22, 2018, the Company held its annual meeting of stockholders (the "Annual Meeting"). As of March 25, 2018, the record date for the Annual Meeting, there were 11,873,562 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 9,275,679, or 78.12%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held and cumulative voting for directors is not permitted. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting.

  The Company's stockholders elected the five directors listed below to the Board. The votes regarding this proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
John A. Sedor	4,513,427	145,121	4,617,131
Dennis H. Langer	4,515,181	143,367	4,617,131
John R. Leone	4,515,178	143,370	4,617,131
Gabriel Leung	4,513,302	145,246	4,617,131
Douglas J. Swirsky	4,515,710	142,838	4,617,131

  The Company's stockholders approved an amendment to the Company's. 2017 Omnibus Incentive Plan (the "Plan") to increase the number of shares reserved under the Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
3,793,193	796,976	68,379	4,617,131

  The Company's stockholders did not approve an amendment to the Company's charter to provide for a majority voting standard with respect to stockholder approval of business combinations and certain other extraordinary corporate action. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
4,326,597	305,621	26,330	4,617,131

  The Company's stockholders ratified the Board's approval of an amendment to the Company's by-laws to designate Maryland as the exclusive forum for certain legal actions. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
4,125,188	491,426	41,934	4,617,131

  The Company's stockholders approved, in an advisory (non-binding) vote the compensation of the Company's named executive officers as disclosed in the proxy statement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
3,906,952	700,598	50,998	4,617,131

  The Company's stockholders ratified the selection of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
8,987,211	208,197	80,271	0

9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Pernix Therapeutics Holdings, Inc. 2017 Omnibus Incentive Plan, as amended.
10.2	Form of Restricted Stock Unit Agreement under Pernix Therapeutics Holdings, Inc. 2017 Omnibus Incentive Plan, as amended.
10.3	Form of Nonqualified Stock Option Agreement under Pernix Therapeutics Holdings, Inc. 2017 Omnibus Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: May 22, 2018	By:	/s/ John A Sedor
Name: John A Sedor
Title: Chief Executive Officer